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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 19, 1998, for Mastering, Inc. included in this Form 10-K of PLATINUM technology International, inc., into PLATINUM technology International, inc.'s previously filed registration statements on Form S-8 (File Nos. 333-61581, 333-57307, 333-03284, 33-85798, 33-41248, 33-96762, 333-00454,
333-20897, 333-45131, 333-57311), Form S-3 (File No. 333-45133) and Form S-4
(File Nos. 333-71637, 33-94410).

                                          /s/ Arthur Andersen LLP


Denver, Colorado,
March 25, 1999